Exhibit 10.2
WARRANT

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

PROVECTUS PHARMACEUTICALS, INC.

COMMON STOCK PURCHASE WARRANT

1.         Issuance; Certain Definitions.  In consideration of good and valuable consideration as of  March ___, 2010, the receipt of which is hereby acknowledged by PROVECTUS PHARMACEUTICALS, INC., a Nevada corporation (the “Company”), ___________________ or registered assigns (the “Holder”) is hereby granted the right to purchase at any time until 5:00 p.m., New York City time, on March ___, 2015, _______________ (_________) fully paid and nonassessable shares of the Company’s Common Stock, $.001 par value per share (the “Common Stock”), at an initial exercise price per share (the “Exercise Price”) of $1.00 per share, subject to further adjustment as set forth herein.  This Warrant is being issued pursuant to that certain Securities Purchase Agreement and Registration Rights Agreement, each by and among the Company and the Holder, and each of even date herewith.

2.         Exercise of Warrants.

2.1       Method of Exercise.

    (a)       This Warrant is exercisable in whole or in part at any time and from time to time.  Such exercise shall be effectuated by submitting to the Company (either by delivery to the Company or by facsimile transmission as provided in Section 8 hereof) a completed and duly executed Notice of Exercise (substantially in the form attached to this Warrant) as provided in this paragraph.  The date such Notice of Exercise is faxed to the Company shall be the “Exercise Date,” provided that the Holder of this Warrant tenders this Warrant Certificate to the Company within five (5) business days thereafter.  The Notice of Exercise shall be executed by the Holder of this Warrant and shall indicate the number of shares then being purchased pursuant to such exercise. Upon surrender of this Warrant Certificate, together with appropriate payment of the Exercise Price for the shares of Common Stock purchased, the Holder shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased.  The Exercise Price may be paid in a “cashless” or “cash” exercise or a combination thereof pursuant to Section 2.1(b) and/or Section 2.1(c) below.

    (b)       If the Notice of Exercise form elects a “cashless” exercise, the Holder shall thereby be entitled to receive a number of shares of Common Stock equal to (x) the excess of the Current Market Value (as defined below) over the total cash exercise price of the portion of the Warrant then being exercised, divided by (y) the Market Price of the Common Stock as of the trading day immediately prior to the Exercise Date. For the purposes of this Warrant, the terms (Q) “Current Market Value” shall be an amount equal to the Market Price of the Common Stock as of the trading day immediately prior to the Exercise Date, multiplied by the number of shares of Common Stock specified in such Notice of Exercise Form, and (R) “Market Price of the Common Stock” shall be the closing price of the Common Stock as reported by the OTC Bulletin Board, or if listed on a national securities exchange or quoted on an automated quotation service, such national securities exchange or automated quotation service, for the relevant date. If the Common Stock is not then listed on a national stock exchange or quoted on the OTC Bulletin Board or such other quotation system or association, the fair market value of one share of Common Stock as of the date of determination, as determined in good faith by the Board of Directors of the Company and the Holder.  If the Common Stock is not then listed on a national securities exchange, the OTC Bulletin Board or such other quotation system or association, the Board of Directors of the Company shall respond promptly, in writing, to an inquiry by the Holder prior to the exercise hereunder as to the fair market value of a share of Common Stock as determined by the Board of Directors of the Company.  In the event that the Board of Directors of the Company and the Holder are unable to agree upon the fair market value, the Company and the Holder shall jointly select an appraiser, who is experienced in such matters.  The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne equally by the Company and the Holder.  Such adjustment shall be made successively whenever such a payment date is fixed.

    (c)       If the Notice of Exercise form elects a “cash” exercise, the Exercise Price per share of Common Stock for the shares then being exercised shall be payable in cash or by certified or official bank check.

    (d)       The Holder shall be deemed to be the holder of the shares issuable to it in accordance with the provisions of this Section 2.1 on the Exercise Date

   2.2         Limitation on Exercise. Notwithstanding anything in this Warrant or the Securities Purchase Agreement to the contrary, the Holder shall not be entitled to exercise this Warrant, and the Company shall not have the obligation to issue shares upon such exercise of all or any portion of this Warrant to the extent that, after such exercise the Holder (together with the Holder’s affiliates) would beneficially own in excess of 4.99% (the “Ownership Limitation Percentage”) of the number of shares of the Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder (together with the Holder’s affiliates) shall include the number of shares of Common Stock issuable upon exercise of the Warrants for which determination is being made under this Section 2.2, but shall exclude the number of shares of Common Stock issuable upon (A) conversion of the remaining unexercised shares under this Warrant beneficially owned by the Holder and its affiliates and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company. Except as set forth in the preceding sentence, for purposes of this Warrant, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended and Regulation 13d-3 thereunder. By written notice to the Company, the Holder may increase or decrease the Ownership Limitation Percentage to any percentage not in excess of 9.99% as specified in such notice; provided that any such increase will not be effective until the 61st day after such notice is delivered to the Company and any such increase or decrease will apply only to the requesting. The Holder, by its acceptance of this Warrant, further agrees that if the Holder transfers or assigns any of the Warrants, such assignment shall be made subject to the transferee’s or assignee’s specific agreement to be bound by the provisions of this Section 2.2 as if such transferee or assignee were the original Holder hereof.

3.        Reservation of Shares.  The Company hereby agrees that at all times during the term of this Warrant there shall be reserved for issuance upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance upon exercise of this Warrant (the “Warrant Shares”). The Company agrees that all Warrant Shares issued upon due exercise of the Warrant shall be, at the time of delivery of the certificates for such Warrant Shares, duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company.

4.        Mutilation or Loss of Warrant.  Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver a duplicate Warrant and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

5.        Rights of the Holder.  The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

6.        Protection Against Dilution and Other Adjustments.

   6.1         Adjustment Mechanism.  If an adjustment of the Exercise Price is required pursuant to Sections 6.2, 6.3,  or 6.4 the Holder shall be entitled to purchase such number of additional shares of Common Stock as will cause (i) the total number of shares of Common Stock Holder is entitled to purchase pursuant to this Warrant, multiplied by (ii) the adjusted Exercise Price per share, to equal (iii) the dollar amount of the total number of shares of Common Stock Holder is entitled to purchase before adjustment multiplied by the total Exercise Price immediately before adjustment.

   6.2         Dividends; Distributions.  If the Company shall, at any time or from time to time while this Warrant is outstanding, pay a dividend or make a distribution on its Common Stock in shares of Common Stock, subdivide its outstanding shares of Common Stock into a greater number of shares or combine its outstanding shares of Common Stock into a smaller number of shares or issue by reclassification of its outstanding shares of Common Stock any shares of its capital stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then (i) the Exercise Price in effect immediately prior to the date on which such change shall become effective shall be adjusted by multiplying such Exercise Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such change and the denominator of which shall be the number of shares of Common Stock outstanding immediately after giving effect to such change and (ii) the number of Warrant Shares purchasable upon exercise of this Warrant shall be adjusted by multiplying the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior to the date on which such change shall become effective by a fraction, the numerator of which is shall be the Exercise Price in effect immediately prior to the date on which such change shall become effective and the denominator of which shall be the Exercise Price in effect immediately after giving effect to such change, calculated in accordance with clause (i) above.  Such adjustments shall be made successively whenever any event listed above shall occur.

   6.3.        Reorganization; Reclassification; Merger; Consolidation.  If any capital reorganization, reclassification of the capital stock of the Company, consolidation or merger of the Company with another corporation in which the Company is not the survivor, or sale, transfer or other disposition of all or substantially all of the Company’s assets to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby each Holder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Warrant Shares immediately theretofore issuable upon exercise of the Warrant, such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of Warrant Shares equal to the number of Warrant Shares immediately theretofore issuable upon exercise of the Warrant, had such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of each Holder to the end that the provisions hereof (including, without limitation, provision for adjustment of the Exercise Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof.  The Company shall not effect any such consolidation, merger, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the Holder, at the last address of the Holder appearing on the books of the Company, such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to purchase, and the other obligations under this Warrant.  The provisions of this Section 6.3 shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.

   6.4         Distributions to Holders of Common Stock.  In case the Company shall fix a payment date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends or distributions referred to in Section 6.2, or subscription rights or warrants), the Exercise Price to be in effect after such payment date shall be determined by multiplying the Exercise Price in effect immediately prior to such payment date by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the Current Market Value per share of Common Stock immediately prior to such payment date, less the fair market value (as determined by the Company’s Board of Directors in good faith) of said assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such Current Market Value per share of Common Stock immediately prior to such payment date.

   6.5         Adjustment for Dilutive Issues.

(a)	Special Definitions. For purposes of Section 6.5, the following definitions shall apply:

(i)	Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(ii)
“8% Convertible Preferred Stock” shall mean shares of 8% Convertible Preferred Stock, par value $.001 per share, convertible into Common Stock, with such terms as described in the Certificate of Designation filed by the Company on March 5, 2010, as may be amended from time to time (the “Certificate of Designation”).

(iii)	“Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

(iv)	“Original Issue Date” shall mean the date that the first share of 8% Convertible Preferred Stock is issued.

(v)
“Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Section 6.5(b), deemed to be issued) by the Company after the Original Issue Date, other than (1) the following shares of Common Stock and 8% Convertible Preferred Stock and (2) shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (clauses (1) and (2), collectively, “Exempted Securities”):

(A)	shares of 8% Convertible Preferred Stock issued by the Company or shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on the 8% Convertible Preferred Stock;

(B)
shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Sections 6.2, 6.3 or 6.4;

(C)
shares of Common Stock or Options issued to employees or directors of, or consultants or advisors to, the Company or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Company;

(D)
shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security;

(E)
shares of Common Stock, Options or Convertible Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board of Directors of the Company;

(F)
shares of Common Stock, Options or Convertible Securities issued to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board of Directors of the Company;

(G)
shares of Common Stock, Options or Convertible Securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided, that such issuances are approved by the Board of Directors of the Company; or

(H)
shares of Common Stock, Options or Convertible Securities issued in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships approved by the Board of Directors of the Company.

(b)	Deemed Issue of Additional Shares of Common Stock.

(i)
If the Company at any time or from time to time after the Original Issue Date shall issue any Options (excluding Options which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(ii)
If the terms of any Option, the issuance of which resulted in an adjustment to the Exercise Price pursuant to the terms of Section 6.5(c) are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise of any such Option or (2) any increase or decrease in the consideration payable to the Company upon such exercise, then, effective upon such increase or decrease becoming effective, the Exercise Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Exercise Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option.  Notwithstanding the foregoing, no readjustment pursuant to this Section 6.5(b)(ii) shall have the effect of increasing the Exercise Price to an amount which exceeds the lower of (i) the Exercise Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option, or (ii) the Exercise Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option) between the original adjustment date and such readjustment date.

(iii)
If the terms of any Option (excluding Options which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Exercise Price pursuant to the terms of Section 6.5(c) (either because the consideration per share (determined pursuant to Section 6.5(d)) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Exercise Price then in effect, or because such Option was issued before the Original Issue Date), are revised after the Original Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option o (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option)  to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or (2) any decrease in the consideration payable to the Company upon such exercise, then such Option, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Section 6.5(b)(i)) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(iv)
Upon the expiration or termination of any unexercised Option (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Exercise Price pursuant to the terms of Section 6.5(b)(i), the Exercise Price shall be readjusted to such Exercise Price as would have obtained had such Option (or portion thereof) never been issued.

(v)
If the number of shares of Common Stock issuable upon the exercise of any Option, or the consideration payable to the Company upon such exercise, is calculable at the time such Option is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Exercise Price provided for in this Section 6.5(b) shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (2) and (3) of this Section 6.5(b)).  If the number of shares of Common Stock issuable upon the exercise of any Option, or the consideration payable to the Company upon such exercise, cannot be calculated at all at the time such Option is issued or amended, any adjustment to the Exercise Price that would result under the terms of this Section 6.5(b) at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Exercise Price that such issuance or amendment took place at the time such calculation can first be made.

(c)
Adjustment of Exercise Price Upon Issuance of Additional Shares of Common Stock. In the event the Company shall at any time after the Original Issue Date and prior to the date that is five years after the Original Issue Date issue Options that results in a deemed issuance pursuant to Section 6.5(b),without consideration or for a consideration per share less than the applicable Exercise Price in effect immediately prior to such issue, then the Exercise Price shall be reduced, concurrently with such issue, to the consideration per share received by the Company for such deemed issue; provided that if such deemed issuance was without consideration, then the Company shall be deemed to have received an aggregate of $.001 of consideration for all such Additional Shares of Common Stock deemed to be issued.

(d)	Determination of Consideration. For purposes of this Section 6.5(d), the consideration received by the Company for the issue of any Additional Shares of Common Stock shall be computed as follows:

(i)	Cash and Property. Such consideration shall:

(A)	insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company, excluding amounts paid or payable for accrued interest;

(B)	insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Company; and

(C)
in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors of the Company.

(ii)
Options and Convertible Securities.  The consideration per share received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to Section 6.5(b), relating to Options, shall be determined by dividing:

(A)
the total amount, if any, received or receivable by the Company as consideration for the issue of such Options, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options, by

(B)
the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options.

(e)
Multiple Closing Dates.  In the event the Company shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Exercise Price pursuant to the terms of Section 6.5(c), then, upon the final such issuance, the Exercise Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

7.     Transfer to Comply with the Securities Act; Registration Rights.

    7.1           Transfer.  This Warrant has not been registered under the Securities Act of 1933, as amended, (the “Act”) and has been issued to the Holder for investment and not with a view to the distribution of either the Warrant or the Warrant Shares.  Except for transfers to officers, employees and affiliates of the Holder, neither this Warrant nor any of the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the Act relating to such security or an opinion of counsel satisfactory to the Company that registration is not required under the Act.  Each certificate for the Warrant, the Warrant Shares and any other security issued or issuable upon exercise of this Warrant shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Company, setting forth the restrictions on transfer contained in this Section.

7.2           Registration Rights.  The Holder and any assignee or transferee of the Holder shall have registration rights as specified in the Registration Rights Agreement.

8.     Notices.  Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, sent by facsimile transmission or sent by certified, registered or express mail, postage pre-paid.  Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission, or, if mailed, four days after the date of deposit in the United States mails, as follows:

If to the Company, to:

PROVECTUS PHARMACEUTICALS, INC.
7327 Oak Ridge Highway, Suite A
Knoxville, TN 37931
Attention: Peter R. Culpepper
Telephone No.: (865) 769-4011
Telecopier No.: (865) 769-4013

with a copy to:

Linda Crouch
Baker, Donelson, Bearman, Caldwell & Berkowitz, PC
100 Med Tech Parkway
Suite 200
Johnson City, Tennessee 37604
Telephone No.: (423) 928-0181
Telecopier No.: (423) 928-5694

If to the Holder, to:

Such address or addresses set forth beside such Holder’s name on the signature pages to the Securities Purchase Agreement.

Any party may give notice in accordance with this Section to designate to another address or person for receipt of notices hereunder.

9.     Supplements and Amendments; Whole Agreement.  This Warrant may be amended or supplemented only by an instrument in writing signed by the parties hereto.  This Warrant contains the full understanding of the parties with respect to the subject matter hereof and thereof and there are no representations, warranties, agreements or understandings other than expressly contained herein and therein.

10.   Governing Law.  This Warrant shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof.  Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Warrant and the transactions contemplated hereby.  Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Warrant.  Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court.  Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

11.   Jury Trial Waiver.   EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS WARRANT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

12.   Counterparts.  This Warrant may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

13.   Descriptive Headings.  Descriptive headings of the several Sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

IN WITNESS WHEREOF, the Company has executed this Warrant as of the date set forth above.

PROVECTUS PHARMACEUTICALS, INC.

By:_______________________________
Name: Peter R. Culpepper
Title: Chief Financial Officer

PROVECTUS PHARMACEUTICALS, INC.
Exercise Form

(To be executed by the Holder to purchase
Common Stock pursuant to the Warrant)

The undersigned holder of the attached Warrant hereby irrevocably elects to exercise purchase rights represented by such Warrant for, and to purchase, ___________ shares of Common Stock of PROVECTUS PHARMACEUTICALS, INC., a Nevada corporation.

The undersigned herewith tenders payment for those shares in the following manner (please check type, or types, of payment and, if checking both types, indicate the portion of the Exercise Price to be paid by each type of payment):

____           Exercise for Cash

____           Cashless Exercise

The undersigned requests that (1) a certificate for the shares be issued in the name of the undersigned and (2) if such number of shares is not all of the shares purchasable under this Warrant, that a new Warrant of like tenor for the balance of the remaining shares purchasable under this Warrant be issued.

Date:______________________________                                                                           ____________________________________
                                                          Signature